Exhibit 99.1
Interwoven Announces Record Fourth Quarter and Year-End
Financial Results
Fourth Quarter Revenue Growth of 11%; Full Year Non-GAAP Net Income
Growth of 23%
SAN JOSE, Calif., — January 23, 2009 - Interwoven, Inc. (NASDAQ: IWOV), a global leader in content management solutions, today announced financial results for the three months and year ended December 31, 2008.
Interwoven reported total revenues of $69.8 million for the fourth quarter of 2008, an increase of 11% from total revenues of $62.9 million for the fourth quarter of 2007. Net income for the fourth quarter of 2008, calculated in accordance with generally accepted accounting principles, was $10.7 million, or $0.23 per share, compared to net income of $10.7 million, or $0.23 per share, for the same period in 2007. On a non-GAAP basis, Interwoven reported a net income of $10.8 million for the fourth quarter of 2008, or $0.23 per share, compared to non-GAAP net income of $8.2 million, or $0.18 per share, for the fourth quarter of 2007.
For the year ended December 31, 2008, Interwoven reported total revenues of $260.3 million, an increase of 15% from total revenues of $225.7 million for 2007. Net income for the year ended December 31, 2008, calculated in accordance with generally accepted accounting principles, was $32.0 million, or $0.69 per share, compared to a net income of $23.7 million, or $0.51 per share, for 2007. On a non-GAAP basis, Interwoven reported net income of $34.8 million for the year ended December 31, 2008, or $0.74 per share, compared to non-GAAP net income of $28.3 million, or $0.61 per share, for 2007.
Reconciliations of net income and net income per share calculated in accordance with generally accepted accounting principles and non-GAAP net income and non-GAAP net income per share are provided below in the tables immediately following the consolidated statements of operations. Additional information about the company’s non-GAAP financial measures can be found under the caption “Non-GAAP Financial Information” below.
As of December 31, 2008, cash and cash equivalents and short-term investments totaled $185.2 million and deferred revenues totaled $74.7 million.
“The fourth quarter capped off another year of solid performance for Interwoven, a year in which we posted record revenues, earnings, and cash flows,” said Joe Cowan, CEO at Interwoven. “What’s most remarkable, however, is the continued customer momentum we experienced, with over 400 new customers added in 2008 alone. I’d like to thank our customers, partners, and stockholders for their continued support, and recognize the accomplishments of our team. I’m proud of their contributions to our business.”
Customer Success Highlights
•	During the quarter, Interwoven added 129 customers, bringing the company’s total to over 4,700 customers worldwide.

•	Notable customer orders included: adidas, Aetna Inc., Allstate Corporation, AON Services Corporation, Avon Corporation, Bank of America, ENI S.p.A., Citibank, DLA Piper, Epson Singapore, Fuji Electric Japan, Georgia-Pacific, Hilton Hotels, Loma Linda University Adventist Health, Meridian, Morgan Cole, National Instruments, Nikon Corporation, Ping An Insurance Company of China, Plesner Svane Gronborg, Reed Elsevier, Inc. (LexisNexis), Rogers Communications, SJ Berwin, Tesco, and The Carphone Warehouse Group.

•	During the quarter, Interwoven announced that Akin Gump Strauss Hauer & Feld LLP, a leading international law firm with more than 900 lawyers and advisors in the United States, Europe, Asia and the Middle East, selected the full Interwoven suite of legal industry solutions to create and deliver a unified and comprehensive information management system. Akin Gump — known for its innovation and forward-thinking — will leverage Interwoven’s proven approach to drive firm productivity and growth.

•	Also during the quarter, executives with AvisBudget Group, Inc., parent of Avis Rent A Car, and Interwoven partner Roundarch presented information on the upcoming re-launch of AVIS.com. The new site is leveraging Interwoven technology to deliver a richer consumer experience and increase revenues. Presentations were delivered to Forrester’s Consumer Forum as well as Interwoven’s well attended annual Analyst Day program.
Product News and Industry Leadership Highlights
•	Interwoven DevNet Developer Community Crosses 25,000 Member Mark — In the fourth quarter, Interwoven announced that its DevNet developer community surpassed the 25,000 membership mark. DevNet was created in 2001 to provide the global community of Interwoven developers and customers with a knowledge-sharing forum to exchange ideas with community peers, showcase skills, and gather new techniques and best practices. In addition, Interwoven launched the TeamSite SitePublisher Component Contest, challenging DevNet members to build creative, flexible, and reusable Website components.

•	Interwoven Included in Gartner Marketscope for E-Discovery Software Product Vendors — For the first time, Interwoven was included in analyst firm Gartner’s eDiscovery Marketscope. In the report, Gartner wrote: “(Interwoven’s) purchase of Discovery Mining is consistent with the company’s overall strategy of fielding best-of-breed offerings for particular vertical and horizontal content-based applications.”

•	Interwoven Received Top Honors in Law Technology News Awards — In December, Law Technology News (LTN) announced that Interwoven had won Gold and Silver awards in LTN’s sixth annual Technology Awards. This was the second straight year that Interwoven has won a top honor.

•	Interwoven Composite Application Provisioning Solution Enhanced — In the fourth quarter, Interwoven announced an enhanced version of the Composite Application Provisioning (CAP) solution. The Interwoven CAP solution is designed to allow businesses to automate and standardize the deployment of custom Web applications, resulting in improved efficiency and time-to-market. The new version delivers enhanced usability and additional automated code release capabilities.
Business Highlights
•	Interwoven Added to Standard & Poor’s U.S. Index — In November, Standard and Poor’s added Interwoven to its SmallCap 600 index. The Index includes companies meeting certain guidelines including requiring the company be based in the U.S., have a minimum market capitalization of $250 million, and have four consecutive quarters of positive earnings.

•	Interwoven Announces Definitive Agreement to be Acquired by Autonomy — On January 21st Interwoven entered into a definitive agreement to be acquired by Autonomy, the clear leader in enterprise search and the front runner in Meaning-Based Computing. We believe this acquisition will bring together two quality, high-performing software companies who share a vision to fundamentally change the way organizations discover, analyze and manage information. The combined company is expected to have more than 2,000 employees and 20,000 customers. For more information on the acquisition, please refer to the company’s proxy statement, when it becomes available, and other relevant materials filed by Interwoven with the Securities and Exchange Commission.
Non-GAAP Financial Information
To supplement the company’s consolidated financial statements presented in accordance with generally accepted accounting principles, Interwoven uses measures of operating results, net income, net income per share, and shares used in the net income per share calculation, which are adjusted to exclude restructuring charges, stock-based compensation, amortization of intangible assets and the related tax impact of these adjustments, and the costs associated with the company’s voluntary review of historical stock option grant procedures and related accounting. These non-GAAP results are not in accordance with, or an alternative for, results prepared in accordance with accounting principles generally accepted in the United States of America, and the company’s non-GAAP measures may be different from non-GAAP measures used by other companies. Interwoven believes that the presentation of non-GAAP results provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. Interwoven also believes that where the adjustments used in calculating non-GAAP net income and non-GAAP net income per share are based on specific, identified charges that impact different line items in the consolidated statements of operations (including cost of revenues-license, cost of revenues-support and service, sales and marketing, research and development, and general and administrative expenses), it is useful to investors to know how these specific line items in the consolidated statements of operations are affected by these adjustments. For its internal budgets, Interwoven’s management uses consolidated financial statements that do not include restructuring and excess facilities charges, retirement benefit costs associated with retirement of the company’s former chief executive officer, stock-based compensation, amortization of intangible assets, and the related tax impact of these adjustments, and the costs associated with the company’s voluntary review of historical stock option grant procedures and related accounting. Interwoven uses these non-GAAP measures in assessing corporate performance and determining incentive compensation. Readers are advised to review and consider carefully the financial information prepared in accordance with accounting principles generally accepted in the United States of America contained in this press release and Interwoven’s periodic filings with the Securities and Exchange Commission.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking” statements, including statements about historical results that may suggest trends in our business. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Our forward-looking statements include statements related to the proposed acquisition of Interwoven by Autonomy. Actual results could differ materially from our current expectations as a result of many factors including: the risk that the proposed acquisition of Interwoven by Autonomy is not consummated; our ability to develop new products, services, features and functionality successfully and on a timely basis; customer acceptance of our solutions; changes in customer spending on enterprise content management initiatives; our ability to cross-sell and up-sell additional products into our installed base of customers; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; the success of our strategic business alliances; intense competition in our markets; changes in key personnel; the introduction of new products or services by competitors; and the ongoing consolidation in our markets. These and other risks and uncertainties associated with our business are described in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Forms 8-K, which are on file with the Securities and Exchange Commission and available through www.sec.gov.
About Interwoven
Interwoven, Inc. (NASDAQ: IWOV) is a global leader in content management solutions. Interwoven’s software and services enable organizations to maximize online business performance and organize, find, and govern business content. Interwoven solutions unlock the value of content by delivering the right content to the right person in the right context at the right time. Over 4,700 of the world’s leading companies, professional services firms, and governments have chosen Interwoven, including adidas, Airbus, Amnesty International USA, Avaya, BT, Cisco, Citi, Delta Air Lines, DLA Piper, FedEx, Grant Thornton, Hilton Hotels, HKMP LLP, Hong Kong Trade and Development Council, HSBC, LexisNexis, MasterCard, Microsoft, Samsung, Shell, Sky Italia, Qantas Airways, Tesco, Virgin Mobile, and White & Case. A community of over 25,000 developers and over 300 partners enrich and extend Interwoven’s offerings. To learn more about Interwoven, please visit www.interwoven.com.
Investor Relations Contact:
Keren Ackerman
Interwoven, Inc.
(408) 953-7284
kackerman@interwoven.com
Media Relations Contact:
Randy Cairns
Interwoven, Inc.
(408) 953-7111
rcairns@interwoven.com

INTERWOVEN, INC.
Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(Unaudited)
Revenues:
License	$26,517	$24,932	$96,027	$86,788
Support and service	43,287	37,953	164,261	138,880

Total revenues	69,804	62,885	260,288	225,668

Cost of revenues:
License	1,884	1,981	7,415	7,886
Support and service	16,360	14,666	64,615	55,214

Total cost of revenues	18,244	16,647	72,030	63,100

Gross profit	51,560	46,238	188,258	162,568
Operating expenses:
Sales and marketing	22,925	24,193	89,943	83,201
Research and development	10,233	9,519	40,378	37,447
General and administrative	6,324	6,878	23,656	24,620
Amortization of intangible assets	736	759	2,806	3,229
Restructuring and excess facilities charges	24	83	38	148

Total operating expenses	40,242	41,432	156,821	148,645

Income from operations	11,318	4,806	31,437	13,923
Interest income and other, net	708	2,297	4,013	9,270

Income before provision for income taxes	12,026	7,103	35,450	23,193
Provision (benefit) for income taxes	1,317	(3,581)	3,403	(485)

Net income	$10,709	$10,684	$32,047	$23,678

Basic net income per common share	$0.23	$0.24	$0.70	$0.53

Shares used in computing basic net income per common share	46,236	45,287	45,805	45,068

Diluted net income per common share	$0.23	$0.23	$0.69	$0.51

Shares used in computing diluted net income per common share	47,004	46,477	46,783	46,524

INTERWOVEN, INC.
Consolidated Balance Sheets
(In thousands)

	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$138,457	$68,453
Short-term investments	46,770	88,896
Accounts receivable, net	41,592	39,000
Prepaid expenses and other current assets	13,405	8,252

Total current assets	240,224	204,601
Property and equipment, net	15,538	16,247
Goodwill	236,476	217,777
Other intangible assets, net	28,122	20,960
Deferred tax assets	2,621	5,895
Other assets	2,867	2,878

Total assets	$525,848	$468,358

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,993	$4,378
Accrued liabilities	30,910	30,707
Restructuring and excess facilities accrual	1,080	1,618
Deferred revenues	73,631	60,957

Total current liabilities	107,614	97,660

Accrued liabilities	8,600	7,816
Restructuring and excess facilities accrual	936	2,016
Deferred revenues	1,052	1,020

Total liabilities	118,202	108,512

Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	46	45
Additional paid-in capital	783,497	766,660
Accumulated other comprehensive gain (loss)	(670)	415
Accumulated deficit	(375,227)	(407,274)

Total stockholders’ equity	407,646	359,846

Total liabilities and stockholders’ equity	$525,848	$468,358

INTERWOVEN, INC.
Reconciliation of Non-GAAP Adjustments
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
Gross profit:
GAAP gross profit	$51,560	$46,238	$188,258	$162,568
Adjustments:
Amortization of purchased technology (1)	690	936	4,302	4,365
Stock-based compensation (2)	397	223	1,346	683

Gross profit adjustments	1,087	1,159	5,648	5,048

Non-GAAP gross margin	$52,647	$47,397	$193,906	$167,616

Income from operations:
GAAP income from operations	$11,318	$4,806	$31,437	$13,923
Adjustments:
Amortization of purchased technology (1)	690	936	4,302	4,365
Stock-based compensation (2)	2,836	1,644	10,106	5,075
Other non-GAAP charges (3)	—	1,931	—	7,391
Amortization of intangible assets (4)	736	759	2,806	3,229
Restructuring and excess facilities charges (5)	24	83	38	148

Income from operations adjustments	4,286	5,353	17,252	20,208

Non-GAAP income from operations	$15,604	$10,159	$48,689	$34,131

Net income:
GAAP net income	$10,709	$10,684	$32,047	$23,678
Adjustments:
Amortization of purchased technology (1)	690	936	4,302	4,365
Stock-based compensation (2)	2,836	1,644	10,106	5,075
Other non-GAAP charges (3)	—	1,931	—	7,391
Amortization of intangible assets (4)	736	759	2,806	3,229
Restructuring and excess facilities charges (5)	24	83	38	148
Reversal of recoveries of escrow amounts (6)	—	—	—	(472)
Tax impact in above items (7)	(4,229)	(7,816)	(14,516)	(15,081)

Net income adjustments	57	(2,463)	2,736	4,655

Non-GAAP net income	$10,766	$8,221	$34,783	$28,333

Diluted net income per share:
GAAP diluted net income per common share	$0.23	$0.23	$0.69	$0.51

Non-GAAP net income per common share	$0.23	$0.18	$0.74	$0.61

Shares used in computing diluted GAAP and non-GAAP net income per common share	47,004	46,477	46,783	46,524

The financial measures indentified as “non-GAAP” in the tables above are financial measures that are not prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and include non-GAAP net income, non-GAAP net income per share and other non-GAAP line items from the Consolidated Statements of Income adjusted for the items discussed below. Because these items do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and are not based on a comprehensive set of accounting rules or principles, these non-GAAP financial measures are incomplete and should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. Accordingly, readers are advised to review and consider carefully the financial information prepared in accordance with GAAP contained in this press release and Interwoven’s periodic filings with the Securities and Exchange Commission.
We believe the presentation of these non-GAAP financial measures, when taken together with the corresponding financial measures presented in accordance with GAAP, provides useful supplemental information regarding the Company’s operating performance for the reasons discussed below. The Company’s management uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods or determining incentive compensation. We believe that these non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods and that investors benefit from an understanding of these non-GAAP financial measures and how specific, identified amounts impact different line items in our consolidated statements of income.

(1)	Amortization of purchased technology. In connection with business combinations, we are required to allocate a portion of the purchase price to the accounting value assigned to the technology acquired and amortize this amount over the estimated useful lives associated therewith. Typically, the acquired business has itself previously expensed the costs incurred to develop the purchased technology, and the purchase price allocated to these intangible assets is not necessarily reflective of the cost we would incur in developing them. We eliminate these recurring amortization charges from our non-GAAP operating results to provide better comparability of pre- and post-business combination operating results and because they may facilitate comparability of our operating results with those of other companies using internally developed intangible assets.

(2)	Stock-based compensation expense. Stock-based compensation expense consists of expenses for equity compensation awards determined in accordance with Statement of Financial Accounting Standard No. 123R (“SFAS 123R”), Share-Based Payment. We exclude stock-based compensation expense from our non-GAAP financial measures primarily because this expense is non-cash in nature and not reflective of our ongoing operating results. When evaluating the performance of our business and developing short- and long-term plans, we do not consider stock-based compensation expense. Our management team is held accountable for cash-based compensation, but we believe that management is limited in its ability to project the impact of stock-based compensation and, accordingly, is not held accountable for its impact on our consolidated operating results. Although stock-based compensation is necessary to attract and retain quality employees, our consideration of stock-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such awards. In addition, we believe it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of our core business from period to period and may facilitate comparability of our operating results with those of other companies. Further, unlike cash compensation, the value of stock-based compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. In addition, we believe it is useful to investors to understand the impact of SFAS 123R on our results of operations. The following table summarizes stock-based compensation expense for the three months and year ended December 31, 2008 and 2007, respectively (in thousands, unaudited):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
Cost of revenues — support and service	$397	$223	$1,346	$683
Sales and marketing	1,180	608	3,616	1,933
Research and development	566	331	1,853	982
General and administrative	693	482	3,291	1,477

Total stock-based compensation	$2,836	$1,644	$10,106	$5,075

(3)	Other non-GAAP adjustments. These adjustments consist of expenses incurred in connection with the Company’s completed voluntary review of historical stock option grant procedures and related accounting and $758,000 of expenses incurred during the first six months of 2007 associated with the Company’s new corporate headquarters while the facility was unoccupied and we were in the process of completing tenant improvements. The expenses associated with the voluntary review of historical stock option grant procedures and related accounting were excluded because we did not consider such expenses to be closely related to, or a function of, the ongoing operations of our business, and because of the extraordinary circumstances that caused us to incur these expenses. We excluded the expenses incurred in anticipation of our headquarters relocation because they were incurred prior to the occupation of our new headquarters and, as a result, caused our lease expenses over the period such expenses were incurred to be larger than would be incurred on an ongoing basis following completion of our headquarters relocation. We believe that investors benefit from an understanding of our operating results for the periods presented without giving effect to these expenses.

(4)	Amortization of intangible assets. In connection with business combinations, we are required to allocate a portion of the purchase price to the accounting value assigned to the identified intangible assets acquired and amortize these amounts over the estimated useful lives of the acquired intangible assets. The purchase price allocated to these intangible assets and the amortization expense associated therewith have no direct correlation to the operation of our business. Consistent with the reasons discussed in footnote 1 above, we eliminate these recurring amortization charges from our non-GAAP operating results to provide better comparability of pre- and post-business combination operating results and because they have no direct correlation to the operation of our business.

(5)	Restructuring and excess facilities. At various times from 2001 to 2006 and in connection with business combinations, we implemented restructuring and facility consolidation plans to improve operating performance. Restructuring and excess facilities consist of estimated expenses associated with workforce reductions, the consolidation of excess facilities and the impairment of leasehold improvements and other equipment associated with abandoned facilities. Recoveries of charges may occur from time to time to the extent we re-evaluate our restructuring and excess facilities accrual and determine that our costs are less than previously estimated. Each restructuring has been a discrete event based on a unique set of business objectives or circumstances, and each has differed from the others in terms of its operational implementation, business impact and scope. We do not engage in restructuring activities in the ordinary course of business. While we believe it is important to understand these charges, we do not believe that these charges are indicative of our future operating results and that investors benefit from an understanding of our operating results without giving effect to these charges.

(6)	Reversal of recoveries of escrow amounts. During the first quarter of 2007, we recovered $472,000 held in escrow related to the settlement of certain claims associated with the acquisition of Scrittura, Inc. We exclude the impact of this settlement because we do not consider the underlying claims to be closely related to, or a function of, the ongoing operations of our business, and because of the singular nature of these claims.

(7)	Income tax effect on above items. This amount adjusts the provision for income taxes to reflect the effect of each of the non-GAAP adjustments described above on non-GAAP net income. We exclude the income tax effect of the non-GAAP adjustments from net income to assist investors in understanding the tax provision associated with these adjustments.